                                                           Exhibit No. EX-99.h.3

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

December __, 2006

Voyageur Insured Funds
Voyageur Intermediate Tax Free Funds
Delaware Investments Municipal Trust
Voyageur Mutual Funds
Voyageur Mutual Funds II
Voyageur Tax-Free Funds
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

By our execution of this letter  agreement  (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a  series  of  Delaware
Management  Business Trust (the "Manager"),  agrees that in order to improve the performance  of Delaware  Tax-Free  Arizona Fund,  Delaware  Tax-Free  Minnesota
Insured Fund,  Delaware Tax-Free Minnesota  Intermediate Fund, Delaware Tax-Free
Florida  Insured  Fund,  Delaware  Minnesota  High-Yield  Municipal  Bond  Fund,
Delaware National  High-Yield  Municipal Bond Fund, Delaware Tax-Free California
Fund,  Delaware Tax-Free Idaho Fund,  Delaware Tax-Free New York Fund,  Delaware
Tax-Free Colorado Fund and Delaware Tax-Free Minnesota Fund  (collectively,  the
"Funds"),  which are series of Voyageur Insured Funds, Voyageur Intermediate Tax
Free  Funds,  Delaware  Investments  Municipal  Trust,  Voyageur  Mutual  Funds,
Voyageur Mutual Funds II and Voyageur Tax-Free Funds, respectively,  the Manager shall waive all or a portion of its  investment  advisory fees and/or  reimburse expenses (excluding any 12b-1 plan expenses,  taxes,  interest,  inverse floater program expenses,  brokerage fees,  short-sale  dividend and interest  expenses, certain  insurance  costs and non-routine  expenses or costs,  including but not
limited  to,  those   relating  to   reorganizations,   litigation,   conducting
shareholder meetings and liquidations [collectively, "non-routine expenses"]) in an  aggregate  amount equal to the amount by which the Funds'  respective  total
operating  expenses  (excluding  any  12b-1  plan  expenses,   taxes,  interest,
brokerage fees,  short-sale  dividend and interest  expenses,  certain insurance costs and  non-routine  expenses)  exceed the  amounts  indicated  below for the periods  described below. For purposes of this Agreement,  non-routine  expenses may also include such  additional  costs and expenses as may be agreed upon from time to time by the Funds' Boards and the Manager.

Fund                                    Expense Limitation    Effective Dates
----                                    ------------------    ---------------
Delaware Tax-Free Arizona Fund          0.50%                 12/31/06-12/31/07
Delaware Tax-Free Minnesota
  Insured Fund                          0.64%                 12/31/06-12/31/07
Delaware Tax-Free Minnesota
  Intermediate Fund                     0.60%                 12/31/06-12/31/07
Delaware Tax-Free Florida
  Insured Fund                          0.61%                 12/31/06-12/31/07
Delaware Minnesota High-Yield
  Municipal Bond Fund                   0.64%                 12/31/06-12/31/07
Delaware National High-Yield
  Municipal Bond Fund                   0.65%                 12/31/06-12/31/07
Delaware Tax-Free California
  Fund                                  0.63%                 12/31/06-12/31/07
Delaware Tax-Free Idaho Fund            0.60%                 12/31/06-12/31/07
Delaware Tax-Free New York
  Fund                                  0.60%                 12/31/06-12/31/07
Delaware Tax-Free Colorado Fund         0.68%                 12/31/06-12/31/07
Delaware Tax-Free Minnesota Fund        0.68%                 12/31/06-12/31/07

     The Manager  acknowledges  that it (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future, and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

Delaware Management Company, a series of Delaware Management Business Trust

By: _________________________
    Name:
    Title:
    Date:

Your signature below acknowledges
acceptance of this Agreement:

Voyageur Insured Funds                     Voyageur Intermediate Tax-Free Funds

By: _________________________              By: _________________________
    Name:                                      Name:
    Title:                                     Title:
    Date:                                      Date:

Delaware Investments Municipal Trust       Voyageur Mutual Funds

By: _________________________              By: _________________________
    Name:                                      Name:
    Title:                                     Title:
    Date:                                      Date:

Voyageur Mutual Funds II                   Voyageur Tax-Free Funds

By: _________________________              By: _________________________
    Name:                                      Name:
    Title:                                     Title:
    Date:                                      Date: